POWER OF ATTORNEY

I, the undersigned Trustee and/or Officer of The Calvert Fund, hereby constitute William M. Tartikoff, Ivy Wafford Duke, Lancelot A. King and Andrew K. Niebler my true and lawful attorneys, with full power to each of them, (i) to sign for me, in my name and in the appropriate capacities, the Registration Statement on Form N-14 relating to the proposed merger of each of Calvert Tax-Free Reserves Money Market Portfolio, a series of Calvert Tax-Free Reserves, Calvert Money Market Portfolio, a series of Calvert Social Investment Fund, Calvert First Government Money Market Fund, a series of First Variable Rate Fund for Government Income, and Calvert Cash Reserves Institutional Prime Fund, a series of Calvert Cash Reserves, into Calvert Ultra-Short Income Fund, a series of The Calvert Fund, including any amendments to the Registration Statement filed by The Calvert Fund relating thereto, (ii) to take all such other actions, in my name and on my behalf, as they may deem necessary or advisable to effect the foregoing merger, and (iii) to do all such things, in my name and on my behalf, that they may deem necessary or advisable for registering, maintaining registration, or claiming and maintaining exemptions from registration of The Calvert Fund with any government agency in any jurisdiction, domestic or foreign, in connection with the foregoing mergers.

The same persons are authorized generally to do all such things in my name and behalf to comply with the provisions of all federal, state and foreign laws, regulations, and policy pronouncements affecting The Calvert Fund in connection therewith, including, but not limited to, the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Internal Revenue Code of 1986, and all state laws regulating the securities industry.

When any of the above-referenced attorneys signs my name to any document in connection therewith, the signing is automatically ratified and confirmed by me by virtue of this Power of Attorney.

            WITNESS my hand on the date set forth below.

/s/ Richard L. Baird, Jr.	/s/ Douglas E. Feldman, M.D.
Richard L. Baird, Jr.	Douglas E. Feldman, M.D.
Trustee Date: 6/17/2013	Trustee Date: 6/18/2013

/s/ John G. Guffey, Jr.	/s/ Barbara J. Krumsiek
John G. Guffey, Jr.	Barbara J. Krumsiek
Trustee Date: 6/18/2013	President and Trustee Date: 6/18/2013

/s/ M. Charito Kruvant	/s/ D. Wayne Silby
M. Charito Kruvant	D. Wayne Silby
Trustee Date: 6/18/2013	Trustee Date: 6/18/2013

/s/ Ronald M. Wolfsheimer
Anthony A. Williams	Ronald M. Wolfsheimer
Trustee Date:	Treasurer Date: 6/18/2013